[MORRISON & FOERSTER LLP LETTERHEAD]






                                                            December 17, 1999


Wells Fargo Funds Trust
111 Center Street
Little Rock, Arkansas  72201

              Re:    Shares of Common Stock of
                     Wells Fargo Funds Trust

Ladies/Gentlemen:

              We refer to the Registration Statement on Form N-1A (SEC File Nos. 333-74295 and 811-09253) (the "Registration Statement") of Wells Fargo Funds Trust (the "Trust") relating to the registration of an indefinite number of shares of common stock of the Trust (collectively, the "Shares").

              We have been requested by the Trust to furnish this opinion as Exhibit (i) to the Registration Statement.

              We have examined documents relating to the organization of the Trust and its series and the authorization and issuance of shares of its series.

              Based upon and subject to the foregoing, we are of the opinion that:

              The issuance and sale of the Shares by the Trust, upon completion of such corporate action as is deemed necessary or appropriate, will be duly and validly authorized by such corporate action and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Fund's current prospectus under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Trust.


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              We consent to the  inclusion  of this opinion as an exhibit to the
Registration Statement.

              In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statements of Additional Information, which are included as part of the Registration Statement.


                                                     Very truly yours,

                                                     /s/ MORRISON & FOERSTER LLP

                                                     MORRISON & FOERSTER LLP